Acreage Reports Third Quarter 2023 Financial Results
Reports Eleventh Consecutive Quarter of Positive Adjusted EBITDA

The Botanist Danbury Dispensary in Connecticut Achieves Highest Company-wide Sales with 64% Year-Over-Year Growth

Delivered record wholesale sales in New Jersey with the Company’s large-scale infrastructure project at the Egg Harbor Township, NJ facility nearing completion

New York, November 14, 2023 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the third quarter ended September 30, 2023 (“Q3 2023”).
Third Quarter 2023 Financial Highlights
•Consolidated revenue of $56.5 million, a decrease of 2.8% compared to the quarter ended June 30, 2023 (“Q2 2023”).
•Gross margin was 38%. Excluding the impact of non-cash inventory adjustments, gross margin for Q3 2023 was 41%.
•Net Loss for Q3 2023 was $7.9 million.
•Adjusted EBITDA* was $6.6 million and Adjusted EBITDA* as a percentage of consolidated revenue was 12%.

Third Quarter and Recent Operational Highlights
•Recorded a 27% increase in Connecticut sales for the nine months ended September 30, 2023 (“YTD 2023”) compared to the nine months ended September 30, 2022 (“YTD 2022”), with The Botanist Danbury achieving the highest individual store growth with a 64% increase year-over-year.
•Achieved strong results in New Jersey, including the highest statewide year-over-year sales growth with an increase of 34% for YTD 2023 compared to YTD 2022. Further, New Jersey wholesale revenue reached $1 million for the month of August 2023.
•Commenced construction on a new dispensary in Vernon, Connecticut, which will be the Company’s third hybrid location in the state. The Botanist Vernon is anticipated to open in April 2024.
•Continued progression and nearing completion of the Company’s large-scale infrastructure project at the Egg Harbor Township facility in New Jersey. The new upgrades will support premium biomass production to facilitate the expansion of Acreage’s brand and product portfolio in the state.
•Grew in-house product retail sales in Illinois to 31% as of Q3 2023 as compared to 13% as Q3 2022.
•Established Superflux as the number one extracts brand in Massachusetts for September 2023, per BDSA Enhanced Data.
•Expanded Superflux and The Botanist brand market share in Massachusetts by 3% and 4%, respectively.
Product Innovation and Recent Launches
•Debuted craft cannabis brand Superflux in New Jersey after the quarter, with the initial launch of four limited-edition, small-batch flower strains: Cherry Lemon Gusher, Chocolate Cherry OG, Red

Carpet Runtz, and Silly Rabbit. With the addition of New Jersey, Superflux is now available across four states, including Ohio, Illinois, and Massachusetts.
•Broadened product offerings in New York with the NYCANNA launch of new form factors, including The Botanist Infused Pre-Rolls.
•Launched The Botanist Infused Pre-Rolls in Illinois with four new product SKUs with an average THC content of 40%.
•Introduced The Botanist Fall Seasonal Edibles with Apple Cider Gummies and Caramel Apple Fruit Chews in Ohio and Illinois and expanded The Botanist distillate vape offering in Ohio.
•Diversified the Superflux flower offering in Massachusetts with the introduction of Grapple Pie (THC 31.5%) and Kazuma (THC 28%), with additional strains to follow, including LA POP ROCKZ in December 2023.
•Featured winner of the High Times Cannabis Cup Illinois: People’s Choice Edition 2023, with Superflux Live Resin Strawberry Bubbles Budder and Superflux Strawberry Bubbles Live Resin Vape Cart placing second in the Solvent Concentrates and Vape Pens & Carts categories, respectively.

Management Commentary
“I’m proud of the progress the team made in Q3 building a company focused on strong brands and implementing a cost structure that will allow for future growth,” said Dennis Curran, Chief Executive Officer of Acreage. “In particular, New Jersey and Connecticut remain strong areas of performance for our business, once again delivering record results and robust year-over-year growth. To continue this momentum, we have been aggressively driving our strategy of broadening distribution of our most popular, top-selling offerings, having recently launched craft cannabis brand Superflux in New Jersey, which has already had a positive impression on consumers in its first two weeks of sales. In Connecticut, The Botanist Danbury hit an important milestone, having achieved a notable 64% increase in sales year-over-year, the highest for a single store across our entire, nationwide dispensary network. Fostering our position as a leading operator in these states has been incredibly rewarding and has primed our business to further execute in newer, developing markets.”

Mr. Curran added, “The playbook we have created from our experiences launching adult-use sales in Connecticut and New Jersey will benefit us greatly as our other core markets begin to adopt adult-use regulations. With the adult-use market finally beginning to open in New York, and the recent vote for adult-use legalization in Ohio, we are readying our operations for increased output and innovation to continue differentiating our offering in anticipation of the long-term growth potential these markets offer. As we prepare for these expected developments, we have maintained disciplined cost controls and continue to realize cost savings across our operations to expand our gross margin and maintain our near two-year record of positive Adjusted EBITDA.”

Q3 2023 Financial Summary
(in thousands)

	Three Months Ended September 30,		YoY% Change	Three Months Ended June 30, 2023	QoQ% Change
	2023	2022
Consolidated Revenue	$56,502	$61,419	(8.0)%	$58,115	(2.8)%
Gross Profit	21,274	21,226	0.2%	21,122	0.7%
% of revenue	38%	35%		36%

Total operating expenses	23,775	37,661	(36.9)%	26,177	(9.2)%
Net loss	(7,859)	(24,998)		(18,240)
Net loss attributable to Acreage	(7,625)	(22,214)		(16,156)
Adjusted EBITDA*	6,574	8,847	(25.7)%	6,836	(3.8)%
Total revenue for Q3 2023 was $56.5 million compared to $61.4 million in Q3 2022. The year-over-year decrease was primarily due to market price compression across various markets, which was somewhat offset by revenue growth in both New Jersey and Connecticut.
Total gross profit for Q3 2023 was $21.3 million compared to $21.2 million in Q3 2022. Total gross margin was 38% in Q3 2023 compared to 35% in Q3 2022. Margin was impacted by efficiencies gained from further economies of scale, which were offset by market price compression, cost increases from inflation, and volume declines relative to a portion of the expenditures that are fixed in nature. Additionally, there was a $2.1 million wholesale non-cash inventory adjustment as a result of excess inventory in select markets and reducing the carrying value of wholesale inventory to reflect the lower of cost and net realizable value. Excluding these non-cash inventory adjustments, margin increased to 41%.
Total operating expenses for Q3 2023 were $23.8 million compared to $37.7 million in Q3 2022, representing a 37% reduction. The reduction in operating expenses can be attributed to a decrease in general and administrative expenses related to lower professional fees and office expenses achieved by continued cost controls. This also included reductions in equity-based compensation expenses and depreciation and amortization expenses when compared to Q3 2022.
Adjusted EBITDA* for Q3 2023 was $6.6 million compared to Adjusted EBITDA* of $8.8 million in Q3 2022 and Adjusted EBITDA* of $6.8 million in Q2 2023.
Net loss attributable to Acreage for Q3 2023 was $7.6 million, compared to a loss of $22.2 million in Q3 2022.
Balance Sheet and Liquidity
Acreage ended Q3 2023 with $15.1 million in cash and cash equivalents and $9.7 million of restricted cash, with such funds restricted for use to only eligible capital expenditures.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux, the Prime medical brand in Pennsylvania, and others. Since its founding in 2011,

Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, dated May 1, 2023 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Carl Nesbitt
Chief Financial Officer
investors@acreageholdings.com
646 600 9181

Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$15,142	$24,067
Restricted cash	9,651	—
Accounts receivable, net	8,242	10,512
Inventory	51,050	49,446
Notes receivable, net	—	29,191
Other current assets	5,594	4,977
Total current assets	89,679	118,193

Long-term investments	33,176	34,046
Capital assets, net	136,866	133,405
Operating lease right-of-use assets	18,699	22,443
Intangible assets, net	35,124	35,124
Goodwill	38,721	13,761
Other non-current assets	3,519	3,601
Total non-current assets	266,105	242,380
TOTAL ASSETS	$355,784	$360,573

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$35,431	$29,566
Taxes payable	40,445	24,226
Interest payable	5,676	2,575
Operating lease liability, current	2,535	2,443
Debt, current	3,336	1,584
Other current liabilities	9,244	11,939
Total current liabilities	96,667	72,333

Debt, non-current	231,402	213,496
Operating lease liability, non-current	18,298	21,692
Deferred tax liability	10,654	9,623
Other liabilities	2,961	3,250
Total non-current liabilities	263,315	248,061
TOTAL LIABILITIES	359,982	320,394

Members' equity	21,035	61,384
Non-controlling interests	(25,233)	(21,205)
TOTAL MEMBERS’ EQUITY	(4,198)	40,179

TOTAL LIABILITIES AND MEMBERS' EQUITY	$355,784	$360,573

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q3'23	Q3'22	YTD'23	YTD'22
Retail revenue, net	$43,857	$48,314	$130,651	$136,426
Wholesale revenue, net	12,645	12,810	39,845	42,342
Other revenue, net	—	295	84	881
Total revenues, net	56,502	61,419	170,580	179,649
Cost of goods sold, retail	(23,247)	(26,097)	(67,145)	(70,331)
Cost of goods sold, wholesale	(11,981)	(14,096)	(34,454)	(27,968)
Total cost of goods sold	(35,228)	(40,193)	(101,599)	(98,299)
Gross profit	21,274	21,226	68,981	81,350

OPERATING EXPENSES
General and administrative	8,036	9,727	25,621	27,036
Compensation expense	13,524	15,271	38,930	42,045
Equity-based compensation expense	745	3,156	2,423	8,970
Marketing	542	735	1,942	2,396
Impairments, net	—	506	—	2,973
Loss on notes receivable	—	7,219	—	7,219
Write down (recovery) of assets held-for-sale	—	—	3,557	874
Legal settlements (recoveries)	—	—	—	(335)
Depreciation and amortization	928	1,047	2,919	6,019
Total operating expenses	23,775	37,661	75,392	97,197

Net operating loss	(2,501)	(16,435)	(6,411)	(15,847)

Income (loss) from investments, net	248	17	228	154
Interest income from loans receivable	—	474	10	1,256
Interest expense	(9,207)	(5,688)	(26,143)	(15,989)
Other income, net	10,021	4,743	9,823	5,019
Total other loss	1,062	(454)	(16,082)	(9,560)

Loss before income taxes	(1,439)	(16,889)	(22,493)	(25,407)

Income tax expense	(6,420)	(8,109)	(19,763)	(24,105)

Net loss	(7,859)	(24,998)	(42,256)	(49,512)

Less: net loss attributable to non-controlling interests	(234)	(2,784)	(3,885)	(4,675)

Net loss attributable to Acreage Holdings, Inc.	$(7,625)	$(22,214)	$(38,371)	$(44,837)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.07)	$(0.20)	$(0.34)	$(0.41)

Weighted average shares outstanding - basic and diluted	114,171	111,200	113,181	108,795

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'23	Q3'22	YTD'23	YTD'22
Net loss (GAAP)	$(7,859)	$(24,998)	$(42,256)	$(49,512)
Income tax expense	6,420	8,109	19,763	24,105
Interest expense (income), net	9,207	5,214	26,133	14,733
Depreciation and amortization	2,427	2,583	8,976	9,930
EBITDA (non-GAAP)*	$10,195	$(9,092)	$12,616	$(744)
Adjusting items:
Loss (income) from investments, net	(248)	(17)	(228)	(154)
Impairments, net	—	506	—	2,596
Non-cash inventory adjustments	2,103	6,286	8,824	6,286
Loss on extraordinary events	—	—	1,692	376
Loss on notes receivable	—	7,219	—	7,219
Write down (recovery) of assets held-for-sale	—	—	3,557	874
Equity-based compensation expense	745	3,156	2,423	8,970
Legal settlements, net	—	—	—	(335)
Gain on business divestiture	(47)	(3,200)	(47)	(3,496)
Transaction costs	—	—	—	—
Other non-recurring expenses	(6,174)	3,989	(4,835)	6,267
Adjusted EBITDA (non-GAAP)*	$6,574	$8,847	$24,002	$27,859